BNY Mellon 3Q17 Earnings Release

News Release

BNY MELLON REPORTS THIRD QUARTER EARNINGS OF $983 MILLION OR $0.94 PER COMMON SHARE

•	Earnings per common share up 4% year-over-year

TOTAL REVENUE OF $4.02 BILLION, INCREASED 2% YEAR-OVER-YEAR

•	Investment management and performance fees increased 5%

•	Investment services fees increased 1%; Asset servicing fees increased 4%

•	Net interest revenue increased 8%

CONTINUED FOCUS ON EXPENSE CONTROL

•	Total noninterest expense up less than 1% year-over-year

EXECUTING ON CAPITAL PLAN AND RETURNING VALUE TO COMMON SHAREHOLDERS

•	Returned over $900 million to shareholders through share repurchases and dividends

•	Return on common equity of 11%; Return on tangible common equity of 22% (a)

•	SLR – transitional of 6.3%; SLR – fully phased-in of 6.1% (a)

NEW YORK, October 19, 2017 – The Bank of New York Mellon Corporation (“BNY Mellon”) (NYSE: BK) today reported third quarter net income applicable to common shareholders of $983 million, or $0.94 per diluted common share. Net income applicable to common shareholders was $974 million, or $0.90 per diluted common share, in the third quarter of 2016, and $926 million, or $0.88 per diluted common share, in the second quarter of 2017.

“Since arriving in July, I have been spending time with clients, regulators, business leaders and employees, listening and learning. Based on what I have seen, I like our business model and what we do. While satisfied with our progress, our leadership team is not satisfied with our performance, as we see further opportunities to drive revenue growth and increase our efficiencies. We will do this while maintaining our strong capital position and continuing to deliver high returns to our shareholders,” Charles W. Scharf, chief executive officer, said.

“Our third quarter performance was consistent with our expectation and some areas showed reasonable growth, such as asset servicing, clearing services and investment management. Other areas underperformed, such as depositary receipts, which also reduced foreign exchange trading revenue,” Mr. Scharf continued.

“We want to be a consistently high-performing company. Our clients and shareholders expect as much. That will require disciplined management and execution. It will also require continued investment in our core technology platform, heightened focus on achieving platform integration and a reduction in the complexity of our operating environment. Client focus is at the core of our culture, and we have a big opportunity to do a better job delivering all of BNY Mellon to our clients,” Mr. Scharf concluded.

__________________________________________

(a)
These measures are considered to be Non-GAAP. See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 22 for the adjusted return on tangible common equity reconciliation. See “Capital and Liquidity” beginning on page 11 for the reconciliation of the SLR.

Media Relations: Eva Radtke (212) 635-1504	Investor Relations: Valerie Haertel (212) 635-8529

BNY Mellon 3Q17 Earnings Release

THIRD QUARTER 2017 FINANCIAL HIGHLIGHTS (a)
(comparisons are 3Q17 vs. 3Q16, unless otherwise stated)

Earnings

•	Total revenue of $4.0 billion, increased 2%.

•
Investment services fees increased 1% reflecting higher money market fees, higher equity market values and net new business, partially offset by a reduced amount of seasonal Depositary Receipts revenue.

•	Investment management and performance fees increased 5% due to higher equity market values, money market fees and performance fees.

•	Foreign exchange revenue decreased 10% reflecting lower volatility and lower Depositary Receipt-related foreign exchange activity offset by higher volumes.

•	Investment and other income decreased $29 million reflecting lower other income driven by our investments in renewable energy and lower seed capital gains.

•	Net interest revenue increased 8% driven by higher interest rates, offset by lower average deposits and loans.

•	The provision for credit losses was a credit of $6 million.

•
Noninterest expense of $2.7 billion, increased less than 1% reflecting higher software and professional, legal and other purchased services expenses, partially offset by lower litigation expense and bank assessment charges.

•	Effective tax rate of 25.4% for 3Q17.

•	Preferred stock dividends of $35 million in 3Q17.

Assets under custody and/or administration (“AUC/A”) and Assets under management (“AUM”)

•	Record AUC/A of $32.2 trillion increased 6% reflecting higher market values, the favorable impact of a weaker U.S. dollar and net new business.

•	Estimated new AUC/A wins in Asset Servicing of $166 billion in 3Q17.

•	Record AUM of $1.82 trillion increased 6% reflecting higher market values, net inflows and the favorable impact of a weaker U.S. dollar (principally versus the British pound).

•	Net long-term inflows of fixed income and multi-asset and alternative investments were offset by outflows of index, equity and liability-driven investments in 3Q17.

•	Net short-term inflows of $10 billion in 3Q17 were a result of increased distribution through our liquidity portals.

Capital and liquidity

•	Repurchased 12 million common shares for $650 million and paid $253 million in dividends to common shareholders.

•	Return on common equity of 11%; Adjusted return on tangible common equity of 22% (a).

•	SLR – transitional of 6.3%; SLR – fully phased-in of 6.1% (a).

•	Average LCR of 119%.

(a)
See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 22 for the reconciliation of Non-GAAP measures. In all periods presented, Non-GAAP information excludes the net income attributable to noncontrolling interests of consolidated investment management funds, amortization of intangible assets and M&I, litigation and restructuring charges. See “Capital and Liquidity” beginning on page 11 for the reconciliation of the SLR.

Note: Throughout this document, sequential growth rates are unannualized.

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BNY Mellon 3Q17 Earnings Release

FINANCIAL SUMMARY

(dollars in millions, except per share amounts; common shares in thousands)						3Q17 vs.
	3Q17	2Q17	1Q17	4Q16	3Q16	2Q17		3Q16
Revenue:
Fee and other revenue	$3,167	$3,120	$3,018	$2,954	$3,150	2%		1%
Income from consolidated investment management funds	10	10	33	5	17
Net interest revenue	839	826	792	831	774	2		8
Total revenue – GAAP	4,016	3,956	3,843	3,790	3,941	2		2
Less: Net income attributable to noncontrolling interests related to consolidated investment management funds	3	3	18	4	9
Total revenue, as adjusted – Non-GAAP	4,013	3,953	3,825	3,786	3,932	2		2
Provision for credit losses	(6)	(7)	(5)	7	(19)
Expense:
Noninterest expense – GAAP	2,654	2,655	2,642	2,631	2,643	—		—
Less: Amortization of intangible assets	52	53	52	60	61
M&I, litigation and restructuring charges	6	12	8	7	18
Total noninterest expense, as adjusted – Non-GAAP	2,596	2,590	2,582	2,564	2,564	—		1
Income:
Income before income taxes	1,368	1,308	1,206	1,152	1,317	5%		4%
Provision for income taxes	348	332	269	280	324
Net income	$1,020	$976	$937	$872	$993
Net (income) attributable to noncontrolling interests (a)	(2)	(1)	(15)	(2)	(6)
Net income applicable to shareholders of The Bank of New York Mellon Corporation	1,018	975	922	870	987
Preferred stock dividends	(35)	(49)	(42)	(48)	(13)
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$983	$926	$880	$822	$974

Operating leverage (b)						156	bps	148	bps
Adjusted operating leverage – Non-GAAP (b)(c)						129	bps	81	bps

Key Metrics:
Pre-tax operating margin (c)	34%	33%	31%	30%	33%
Adjusted pre-tax operating margin – Non-GAAP (c)	35%	35%	33%	32%	35%

Return on common equity (annualized) (c)	10.6%	10.4%	10.2%	9.3%	10.8%
Adjusted return on common equity (annualized) – Non-GAAP (c)	11.0%	10.8%	10.7%	9.8%	11.3%

Return on tangible common equity (annualized) – Non- GAAP (c)(d)	21.9%	21.9%	22.2%	20.4%	23.5%
Adjusted return on tangible common equity (annualized) – Non-GAAP (c)(d)	22.0%	22.1%	22.4%	20.5%	23.6%

Fee revenue as a percentage of total revenue	78%	79%	78%	78%	79%

Percentage of non-U.S. total revenue	36%	35%	34%	34%	36%

Average common shares and equivalents outstanding:
Basic	1,035,337	1,035,829	1,041,158	1,050,888	1,062,248
Diluted	1,041,138	1,041,879	1,047,746	1,056,818	1,067,682

Period end:
Full-time employees	52,900	52,800	52,600	52,000	52,300
Book value per common share – GAAP (d)	$36.11	$35.26	$34.23	$33.67	$34.19
Tangible book value per common share – Non-GAAP (d)	$18.19	$17.53	$16.65	$16.19	$16.67
Cash dividends per common share	$0.24	$0.19	$0.19	$0.19	$0.19
Common dividend payout ratio	26%	22%	23%	25%	21%
Closing stock price per common share	$53.02	$51.02	$47.23	$47.38	$39.88
Market capitalization	$54,294	$52,712	$49,113	$49,630	$42,167
Common shares outstanding	1,024,022	1,033,156	1,039,877	1,047,488	1,057,337
(a)    Primarily attributable to noncontrolling interests related to consolidated investment management funds.

(b)
Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense. See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 22 for the components of this measure.

(c)
Non-GAAP information for all periods presented excludes the net income attributable to noncontrolling interests related to consolidated investment management funds, amortization of intangible assets and M&I, litigation and restructuring charges. Non-GAAP information for 3Q16 also excludes a recovery of the previously impaired loan to Sentinel Management Group, Inc. (“Sentinel”). See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 22 for the reconciliation of Non-GAAP measures.

(d)
Tangible book value per common share – Non-GAAP and tangible common equity exclude goodwill and intangible assets, net of deferred tax liabilities. See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 22 for the reconciliation of Non-GAAP measures.

bps – basis points.

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BNY Mellon 3Q17 Earnings Release

KEY MARKET METRICS

The following table presents key market metrics at period end and on an average basis.

Key market metrics						3Q17 vs.
	3Q17	2Q17	1Q17	4Q16	3Q16	2Q17		3Q16
Standard & Poor’s (“S&P”) 500 Index (a)	2519	2423	2363	2239	2168	4%		16%
S&P 500 Index – daily average	2467	2398	2326	2185	2162	3		14
FTSE 100 Index (a)	7373	7313	7323	7143	6899	1		7
FTSE 100 Index – daily average	7380	7391	7274	6923	6765	—		9
MSCI EAFE (a)	1974	1883	1793	1684	1702	5		16
MSCI EAFE – daily average	1934	1856	1749	1660	1677	4		15
Barclays Capital Global Aggregate BondSM Index (a)(b)	480	471	459	451	486	2		(1)
NYSE and NASDAQ share volume (in billions)	179	199	186	189	186	(10)		(4)
JPMorgan G7 Volatility Index – daily average (c)	8.17	7.98	10.10	10.24	10.19	2		(20)
Average interest on excess reserves paid by the Federal Reserve	1.25%	1.04%	0.79%	0.55%	0.50%	21	bps	75	bps
Foreign exchange rates vs. U.S. dollar:
British pound (a)	$1.34	$1.30	$1.25	$1.23	$1.30	3%		3%
British pound – average rate	1.31	1.28	1.24	1.24	1.31	2		—
Euro (a)	1.18	1.14	1.07	1.05	1.12	4		5
Euro – average rate	1.17	1.10	1.07	1.08	1.12	6		4

(a)	Period end.

(b)	Unhedged in U.S. dollar terms.

(c)	The JPMorgan G7 Volatility Index is based on the implied volatility in 3-month currency options.
bps – basis points.

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BNY Mellon 3Q17 Earnings Release

FEE AND OTHER REVENUE

Fee and other revenue						3Q17 vs.
(dollars in millions)	3Q17	2Q17	1Q17	4Q16	3Q16	2Q17	3Q16
Investment services fees:
Asset servicing (a)	$1,105	$1,085	$1,063	$1,068	$1,067	2%	4%
Clearing services	383	394	376	355	349	(3)	10
Issuer services	288	241	251	211	337	20	(15)
Treasury services	141	140	139	140	137	1	3
Total investment services fees	1,917	1,860	1,829	1,774	1,890	3	1
Investment management and performance fees	901	879	842	848	860	3	5
Foreign exchange and other trading revenue	173	165	164	161	183	5	(5)
Financing-related fees	54	53	55	50	58	2	(7)
Distribution and servicing	40	41	41	41	43	(2)	(7)
Investment and other income	63	122	77	70	92	N/M	N/M
Total fee revenue	3,148	3,120	3,008	2,944	3,126	1	1
Net securities gains	19	—	10	10	24	N/M	N/M
Total fee and other revenue	$3,167	$3,120	$3,018	$2,954	$3,150	2%	1%

(a)	Asset servicing fees include securities lending revenue of $47 million in 3Q17, $48 million in 2Q17, $49 million in 1Q17, $54 million in 4Q16 and $51 million in 3Q16.
N/M – Not meaningful.

KEY POINTS

•
Asset servicing fees increased 4% year-over-year and 2% sequentially. The year-over-year increase primarily reflects higher equity market values and net new business, including growth in collateral management, partially offset by the impact of downsizing the retail UK transfer agency business. The sequential increase was primarily driven by the favorable impact of a weaker U.S. dollar and higher equity market values.

•
Clearing services fees increased 10% year-over-year and decreased 3% sequentially. The year-over-year increase primarily reflects higher money market fees and growth in long-term mutual fund assets. The sequential decrease primarily reflects lower clearance volumes.

•
Issuer services fees decreased 15% year-over-year primarily reflecting fewer corporate actions, lost business and lower fees due to a reduction in shares outstanding in certain Depositary Receipts programs, partially offset by higher Corporate Trust revenue. The 20% sequential increase primarily reflects seasonality in Depositary Receipts revenue and higher Corporate Trust revenue.

•
Treasury services fees increased 3% year-over-year and 1% sequentially, primarily reflecting higher payment volumes, partially offset by higher compensating balance credits provided to clients, which reduce fee revenue and increase net interest revenue.

•
Investment management and performance fees increased 5% year-over-year and 3% sequentially, primarily reflecting higher equity market values and money market fees. The year-over-year increase also reflects higher performance fees. The sequential increase also reflects the favorable impact of a weaker U.S. dollar. Changes in currency rates had an insignificant impact on the growth rate of investment management and performance fees on a year-over-year basis.

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BNY Mellon 3Q17 Earnings Release

•	Foreign exchange and other trading revenue
	(in millions)	3Q17	2Q17	1Q17	4Q16	3Q16
	Foreign exchange	$158	$151	$154	$175	$175
	Other trading revenue (loss)	15	14	10	(14)	8
	Total foreign exchange and other trading revenue	$173	$165	$164	$161	$183

Foreign exchange revenue decreased 10% year-over-year and increased 5% sequentially. Year-over-year, lower volatility and lower Depositary Receipt-related foreign exchange activity were partially offset by higher volumes. The sequential increase reflects higher volumes. The year-over-year increase in other trading revenue primarily reflects higher fixed income trading revenue.

•	Financing-related fees decreased 7% year-over-year primarily reflecting lower syndication fees. The sequential increase of 2% primarily reflects higher underwriting fees.

•	Investment and other income
	(in millions)	3Q17	2Q17	1Q17	4Q16	3Q16
	Corporate/bank-owned life insurance	$37	$43	$30	$53	$34
	Expense reimbursements from joint venture	18	17	14	15	18
	Seed capital gains (a)	6	10	9	6	16
	Asset-related gains (losses)	1	(5)	3	1	8
	Lease-related gains (losses)	—	51	1	(6)	—
	Equity investment income (loss)	—	7	26	(2)	(1)
	Other income (loss)	1	(1)	(6)	3	17
	Total investment and other income	$63	$122	$77	$70	$92

(a)
Excludes the gain (loss) on seed capital investments in consolidated investment management funds which are reflected in operations of consolidated investment management funds, net of noncontrolling interests. The gain on seed capital investments in consolidated investment management funds was $7 million in 3Q17, $7 million in 2Q17, $15 million in 1Q17, $1 million in 4Q16 and $8 million in 3Q16.

The year-over-year decrease in investment and other income primarily reflects lower other income driven by our investments in renewable energy and lower seed capital gains. The sequential decrease in investment and other income primarily reflects lease-related gains recorded in 2Q17 and lower income from corporate/bank-owned life insurance.

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BNY Mellon 3Q17 Earnings Release

NET INTEREST REVENUE

Net interest revenue						3Q17 vs.
(dollars in millions)	3Q17	2Q17	1Q17	4Q16	3Q16	2Q17		3Q16
Net interest revenue	$839	$826	$792	$831	$774	2%		8%
Tax equivalent adjustment	12	12	12	12	12	N/M		N/M
Net interest revenue (FTE) – Non-GAAP (a)	$851	$838	$804	$843	$786	2%		8%

Net interest margin	1.15%	1.14%	1.13%	1.16%	1.05%	1	bps	10	bps
Net interest margin (FTE) – Non-GAAP (a)	1.16%	1.16%	1.14%	1.17%	1.06%	—		10	bps

Selected average balances:
Cash/interbank investments	$114,449	$111,021	$106,069	$104,352	$114,544	3%		—
Trading account securities	2,359	2,455	2,254	2,288	2,176	(4)		8
Securities	119,089	117,227	114,786	117,660	118,405	2		1
Loans	55,944	58,793	60,312	63,647	61,578	(5)		(9)
Interest-earning assets	291,841	289,496	283,421	287,947	296,703	1		(2)
Interest-bearing deposits	142,490	142,336	139,820	145,681	155,109	—		(8)
Noninterest-bearing deposits	70,168	73,886	73,555	82,267	81,619	(5)		(14)
Long-term debt	28,138	27,398	25,882	24,986	23,930	3		18

Selected average yields/rates: (b)
Cash/interbank investments	0.84%	0.67%	0.56%	0.47%	0.43%
Trading account securities	2.26	2.85	3.12	3.17	2.62
Securities	1.80	1.72	1.71	1.67	1.56
Loans	2.63	2.44	2.15	1.92	1.84
Interest-earning assets	1.59	1.47	1.38	1.30	1.19
Interest-bearing deposits	0.16	0.09	0.03	(0.01)	(0.02)
Long-term debt	2.07	1.87	1.85	1.36	1.54

Average cash/interbank investments as a percentage of average interest-earning assets	39%	38%	37%	36%	39%
Average noninterest-bearing deposits as a percentage of average interest-earning assets	24%	26%	26%	29%	28%

(a)
Net interest revenue (FTE) – Non-GAAP and net interest margin (FTE) – Non-GAAP include the tax equivalent adjustments on tax-exempt income which allows for comparisons of amounts arising from both taxable and tax-exempt sources and is consistent with industry practice. The adjustment to an FTE basis has no impact on net income.

(b)	Yields/rates include the impact of interest rate hedging activities.
FTE – fully taxable equivalent.
N/M – Not meaningful.
bps – basis points.

KEY POINTS

•
Net interest revenue increased 8% year-over-year and 2% sequentially, primarily reflecting higher interest rates, partially offset by lower average deposits and loans. The sequential increase also reflects an additional interest-earning day during the quarter.

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BNY Mellon 3Q17 Earnings Release

NONINTEREST EXPENSE

Noninterest expense						3Q17 vs.
(dollars in millions)	3Q17	2Q17	1Q17	4Q16	3Q16	2Q17	3Q16
Staff	$1,469	$1,417	$1,472	$1,395	$1,467	4%	—%
Professional, legal and other purchased services	305	319	312	325	292	(4)	4
Software and equipment	233	232	223	237	215	—	8
Net occupancy	141	139	136	153	143	1	(1)
Distribution and servicing	109	104	100	98	105	5	4
Sub-custodian	62	65	64	57	59	(5)	5
Bank assessment charges	51	59	57	53	61	(14)	(16)
Business development	49	63	51	71	52	(22)	(6)
Other	177	192	167	175	170	(8)	4
Amortization of intangible assets	52	53	52	60	61	(2)	(15)
M&I, litigation and restructuring charges	6	12	8	7	18	N/M	N/M
Total noninterest expense – GAAP	$2,654	$2,655	$2,642	$2,631	$2,643	—%	—%

Staff expense as a percentage of total revenue	37%	36%	38%	37%	37%

Memo:
Adjusted total noninterest expense excluding amortization of intangible assets and M&I, litigation and restructuring charges – Non-GAAP	$2,596	$2,590	$2,582	$2,564	$2,564	—%	1%
N/M – Not meaningful.

KEY POINTS

•
Total noninterest expense increased less than 1% year-over-year and decreased slightly sequentially. Adjusted total noninterest expense, excluding amortization of intangible assets and M&I, litigation and restructuring charges (Non-GAAP), increased 1% year-over-year and increased less than 1% sequentially.

•	The year-over-year increase primarily reflects higher software and professional, legal and other purchased services expenses, partially offset by lower litigation expense and bank assessment charges.

•
Sequentially, higher staff expense was offset by lower other, professional, legal and other purchases services, and business development expenses as well as lower bank assessment charges. The increase in staff expense was primarily driven by higher incentives expense reflecting stronger performance and the annual employee merit increase. The decrease in professional, legal and other purchases services was driven by lower consulting expense related to resolution planning.

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BNY Mellon 3Q17 Earnings Release

INVESTMENT SECURITIES PORTFOLIO

At Sept. 30, 2017, the fair value of our investment securities portfolio totaled $119.7 billion. The net unrealized pre-tax gain on our total securities portfolio was $257 million at Sept. 30, 2017 compared with a pre-tax gain of $151 million at June 30, 2017. The increase in the net unrealized pre-tax gain was primarily driven by a decrease in long-term interest rates. At Sept. 30, 2017, the fair value of the held-to-maturity securities totaled $39.9 billion and represented 33% of the fair value of the total investment securities portfolio.

The following table shows the distribution of our investment securities portfolio.

Investment securities portfolio (dollars in millions)	June 30, 2017		3Q17 change in unrealized gain (loss)	Sept. 30, 2017			Fair value as a % of amortized cost (a)	Unrealized gain (loss)		Ratings (b)
													BB+ and lower
	Fair value			Amortized cost	Fair value					AAA/ AA-	A+/ A-	BBB+/ BBB-		Not rated
Agency RMBS	$49,544		$81	$50,121	$49,917		100%	$(204)		100%	—%	—%	—%	—%
U.S. Treasury	25,325		(5)	25,256	25,159		100	(97)		100	—	—	—	—
Sovereign debt/sovereign guaranteed	14,025		6	13,951	14,102		101	151		72	6	21	1	—
Non-agency RMBS (c)	1,239		9	885	1,185		84	300		—	1	3	87	9
Non-agency RMBS	627		9	555	594		97	39		7	4	17	71	1
European floating rate notes	523		(1)	393	387		98	(6)		63	37	—	—	—
Commercial MBS	10,574		5	11,051	11,033		100	(18)		99	1	—	—	—
State and political subdivisions	3,299		1	3,109	3,141		101	32		80	17	—	—	3
Foreign covered bonds	2,471		1	2,612	2,626		101	14		100	—	—	—	—
Corporate bonds	1,318		4	1,262	1,275		101	13		17	69	14	—	—
CLOs	2,642		1	2,542	2,550		100	8		99	—	—	1	—
U.S. Government agencies	2,210		2	2,480	2,496		101	16		100	—	—	—	—
Consumer ABS	1,330		1	1,152	1,157		100	5		89	4	5	2	—
Other (d)	3,758		(8)	4,118	4,122		100	4		81	17	—	—	2
Total investment securities	$118,885	(e)	$106	$119,487	$119,744	(e)	100%	$257	(e)(f)	93%	3%	3%	1%	—%
(a)    Amortized cost before impairments.

(b)	Represents ratings by S&P, or the equivalent.

(c)
These RMBS were included in the former Grantor Trust and were marked-to-market in 2009. We believe these RMBS would receive higher credit ratings if these ratings incorporated, as additional credit enhancements, the difference between the written-down amortized cost and the current face amount of each of these securities.

(d)
Includes commercial paper with a fair value of $700 million and $700 million and money market funds with a fair value of $896 million and $939 million at June 30, 2017 and Sept. 30, 2017, respectively.

(e)	Includes net unrealized losses on derivatives hedging securities available-for-sale of $251 million at June 30, 2017 and $238 million at Sept. 30, 2017.

(f)	Unrealized gains of $324 million at Sept. 30, 2017 related to available-for-sale securities, net of hedges.

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BNY Mellon 3Q17 Earnings Release

NONPERFORMING ASSETS

Nonperforming assets (dollars in millions)	Sept. 30, 2017	June 30, 2017	Dec. 31, 2016
Nonperforming loans:
Other residential mortgages	$80	$84	$91
Wealth management loans and mortgages	8	10	8
Financial institutions	2	2	—
Lease financing	—	—	4
Total nonperforming loans	90	96	103
Other assets owned	4	4	4
Total nonperforming assets	$94	$100	$107
Nonperforming assets ratio	0.16%	0.16%	0.17%
Allowance for loan losses/nonperforming loans	178.9	171.9	164.1
Total allowance for credit losses/nonperforming loans	294.4	281.3	272.8

Nonperforming assets decreased $6 million compared with June 30, 2017 and $13 million compared with Dec. 31, 2016. The decrease compared with June 30, 2017 primarily reflects lower other residential mortgages and wealth management loans and mortgages.

ALLOWANCE FOR CREDIT LOSSES, PROVISION AND NET CHARGE-OFFS

Allowance for credit losses, provision and net recoveries (in millions)	Sept. 30, 2017	June 30, 2017	Sept. 30, 2016
Allowance for credit losses - beginning of period	$270	$276	$280
Provision for credit losses	(6)	(7)	(19)
Net recoveries:
Other residential mortgages	1	1	—
Financial institutions	—	—	13
Net recoveries	1	1	13
Allowance for credit losses - end of period	$265	$270	$274
Allowance for loan losses	$161	$165	$148
Allowance for lending-related commitments	104	105	126

Page - 10

BNY Mellon 3Q17 Earnings Release

CAPITAL AND LIQUIDITY

Our consolidated capital ratios are shown in the following table. The common equity Tier 1 (“CET1”), Tier 1 and Total risk-based regulatory capital ratios in the first section of the table below are based on Basel III components of capital, as phased-in (referred to as “Transitional ratios”).

Capital ratios	Sept. 30, 2017	June 30, 2017	Dec. 31, 2016
Consolidated regulatory capital ratios: (a)
Standardized Approach:
CET1 ratio	12.3%	12.0%	12.3%
Tier 1 capital ratio	14.6	14.3	14.5
Total (Tier 1 plus Tier 2) capital ratio	15.6	14.8	15.2
Advanced Approach:
CET1 ratio	11.1	10.8	10.6
Tier 1 capital ratio	13.2	12.9	12.6
Total (Tier 1 plus Tier 2) capital ratio	14.0	13.2	13.0
Leverage capital ratio (b)	6.8	6.7	6.6
Supplementary leverage ratio (“SLR”)	6.3	6.2	6.0
BNY Mellon shareholders’ equity to total assets ratio	11.4	11.3	11.6
BNY Mellon common shareholders’ equity to total assets ratio	10.4	10.3	10.6

Selected regulatory capital ratios – fully phased-in – Non-GAAP: (a)(c)
CET1 ratio:
Standardized Approach	11.9%	11.5%	11.3%
Advanced Approach	10.7	10.4	9.7
SLR	6.1	6.0	5.6

(a)
Regulatory capital ratios for Sept. 30, 2017 are preliminary. For our CET1, Tier 1 capital and Total capital ratios, our effective capital ratios under the U.S. capital rules are the lower of the ratios as calculated under the Standardized and Advanced Approaches.

(b)	The leverage capital ratio is based on Tier 1 capital, as phased-in and quarterly average total assets.

(c)	Estimated.

CET1 generation in 3Q17 – preliminary	Transitional basis (b)	Fully phased-in – Non-GAAP (c)

(in millions)
CET1 – Beginning of period	$18,371	$17,629
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	983	983
Goodwill and intangible assets, net of related deferred tax liabilities	(33)	(26)
Gross CET1 generated	950	957
Capital deployed:
Dividends	(253)	(253)
Common stock repurchased	(650)	(650)
Total capital deployed	(903)	(903)
Other comprehensive income	306	312
Additional paid-in capital (a)	156	156
Other	(10)	(10)
Total other additions	452	458
Net CET1 generated	499	512
CET1 – End of period	$18,870	$18,141
(a)    Primarily related to stock awards, the exercise of stock options and stock issued for employee benefit plans.
(b)    Reflects transitional adjustments to CET1 required under the U.S. capital rules.
(c)    Estimated.

Page - 11

BNY Mellon 3Q17 Earnings Release

The table presented below compares the fully phased-in Basel III capital components and risk-based ratios to those capital components and ratios determined on a transitional basis.

Basel III capital components and ratios	Sept. 30, 2017 (a)		June 30, 2017		Dec. 31, 2016
(dollars in millions)	Transitional basis (b)	Fully phased-in – Non-GAAP (c)	Transitional basis (b)	Fully phased-in – Non-GAAP (c)	Transitional basis (b)	Fully phased-in – Non-GAAP (c)
CET1:
Common shareholders’ equity	$37,195	$36,981	$36,652	$36,432	$35,794	$35,269
Goodwill and intangible assets	(17,876)	(18,351)	(17,843)	(18,325)	(17,314)	(18,312)
Net pension fund assets	(72)	(90)	(72)	(90)	(55)	(90)
Equity method investments	(334)	(348)	(325)	(340)	(313)	(344)
Deferred tax assets	(31)	(39)	(30)	(37)	(19)	(32)
Other	(12)	(12)	(11)	(11)	—	(1)
Total CET1	18,870	18,141	18,371	17,629	18,093	16,490
Other Tier 1 capital:
Preferred stock	3,542	3,542	3,542	3,542	3,542	3,542
Deferred tax assets	(8)	—	(7)	—	(13)	—
Net pension fund assets	(19)	—	(18)	—	(36)	—
Other	(34)	(34)	(24)	(24)	(121)	(121)
Total Tier 1 capital	22,351	21,649	21,864	21,147	21,465	19,911

Tier 2 capital:
Subordinated debt	1,300	1,250	550	550	550	550
Allowance for credit losses	265	265	270	270	281	281
Trust preferred securities	—	—	—	—	148	—
Other	(7)	(7)	(7)	(7)	(12)	(11)
Total Tier 2 capital - Standardized Approach	1,558	1,508	813	813	967	820
Excess of expected credit losses	49	49	59	59	50	50
Less: Allowance for credit losses	265	265	270	270	281	281
Total Tier 2 capital - Advanced Approach	$1,342	$1,292	$602	$602	$736	$589

Total capital:
Standardized Approach	$23,909	$23,157	$22,677	$21,960	$22,432	$20,731
Advanced Approach	$23,693	$22,941	$22,466	$21,749	$22,201	$20,500

Risk-weighted assets:
Standardized Approach	$153,063	$152,564	$153,179	$152,645	$147,671	$146,475
Advanced Approach	$169,794	$169,265	$170,043	$169,478	$170,495	$169,227

Standardized Approach:
CET1 ratio	12.3%	11.9%	12.0%	11.5%	12.3%	11.3%
Tier 1 capital ratio	14.6	14.2	14.3	13.9	14.5	13.6
Total (Tier 1 plus Tier 2) capital ratio	15.6	15.2	14.8	14.4	15.2	14.2
Advanced Approach:
CET1 ratio	11.1%	10.7%	10.8%	10.4%	10.6%	9.7%
Tier 1 capital ratio	13.2	12.8	12.9	12.5	12.6	11.8
Total (Tier 1 plus Tier 2) capital ratio	14.0	13.6	13.2	12.8	13.0	12.1
(a)    Preliminary.
(b)    Reflects transitional adjustments to CET1, Tier 1 capital and Tier 2 capital required under the U.S. capital rules.
(c)    Estimated.

BNY Mellon has presented its estimated fully phased-in CET1 and other risk-based capital ratios and the fully phased-in SLR based on its interpretation of the U.S. capital rules, which are being gradually phased-in over a multi-year period, and on the application of such rules to BNY Mellon’s businesses as currently conducted. Management views the estimated fully phased-in CET1 and other risk-based capital ratios and fully phased-in SLR as key measures in monitoring BNY Mellon’s capital position and progress against future regulatory capital standards. Additionally, the presentation of the estimated fully phased-in CET1 and other risk-based capital ratios and fully phased-in SLR are intended to allow investors to compare these ratios with estimates presented by other companies.

Page - 12

BNY Mellon 3Q17 Earnings Release

Our capital and liquidity ratios are necessarily subject to, among other things, BNY Mellon’s further review of applicable rules, anticipated compliance with all necessary enhancements to model calibration, approval by regulators of certain models used as part of RWA calculations, other refinements, further implementation guidance from regulators, market practices and standards and any changes BNY Mellon may make to its businesses. Consequently, our capital and liquidity ratios remain subject to ongoing review and revision and may change based on these factors.

Supplementary Leverage Ratio

The following table presents the SLR on both the transitional and fully phased-in Basel III basis for BNY Mellon and our largest bank subsidiary, The Bank of New York Mellon.

SLR	Sept. 30, 2017 (a)		June 30, 2017		Dec. 31, 2016
(dollars in millions)	Transitional basis	Fully phased-in – Non-GAAP (b)	Transitional basis	Fully phased-in – Non-GAAP (b)	Transitional basis	Fully phased-in – Non-GAAP (b)
Consolidated:
Tier 1 capital	$22,351	$21,649	$21,864	$21,147	$21,465	$19,911

Total leverage exposure:
Quarterly average total assets	$345,709	$345,709	$342,515	$342,515	$344,142	$344,142
Less: Amounts deducted from Tier 1 capital	18,148	18,856	18,092	18,810	17,333	18,887
Total on-balance sheet assets, as adjusted	327,561	326,853	324,423	323,705	326,809	325,255
Off-balance sheet exposures:
Potential future exposure for derivative contracts (plus certain other items)	6,209	6,209	6,014	6,014	6,021	6,021
Repo-style transaction exposures	1,034	1,034	631	631	533	533
Credit-equivalent amount of other off-balance sheet exposures (less SLR exclusions)	21,954	21,954	22,098	22,098	23,274	23,274
Total off-balance sheet exposures	29,197	29,197	28,743	28,743	29,828	29,828
Total leverage exposure	$356,758	$356,050	$353,166	$352,448	$356,637	$355,083

SLR - Consolidated (c)	6.3%	6.1%	6.2%	6.0%	6.0%	5.6%

The Bank of New York Mellon, our largest bank subsidiary:
Tier 1 capital	$20,718	$19,955	$19,897	$19,125	$19,011	$17,708
Total leverage exposure	$292,859	$292,513	$286,983	$286,634	$291,022	$290,230

SLR - The Bank of New York Mellon (c)	7.1%	6.8%	6.9%	6.7%	6.5%	6.1%

(a)	Preliminary.

(b)	Estimated.

(c)
The estimated fully phased-in SLR (Non-GAAP) is based on our interpretation of the U.S. capital rules. When the SLR is fully phased-in in 2018 as a required minimum ratio, we expect to maintain an SLR of over 5%. The minimum required SLR is 3% and there is a 2% buffer, in addition to the minimum, that is applicable to U.S. G-SIBs. The insured depository institution subsidiaries of the U.S. G-SIBs, including those of BNY Mellon, must maintain a 6% SLR to be considered “well capitalized.”

Liquidity Coverage Ratio (“LCR”)

The U.S. LCR rules became fully phased-in on Jan. 1, 2017 and require BNY Mellon to meet an LCR of 100%. On a consolidated basis, our average LCR was 119% for 3Q17. High-quality liquid assets (“HQLA”), before haircuts and trapped liquidity, totaled $175 billion at Sept. 30, 2017 and averaged $162 billion for 3Q17.

Page - 13

BNY Mellon 3Q17 Earnings Release

INVESTMENT MANAGEMENT provides investment management services to institutional and retail investors, as well as investment management, wealth and estate planning and private banking solutions to high net worth individuals and families, and foundations and endowments.

(dollars in millions, unless otherwise noted)							3Q17 vs.
	3Q17		2Q17	1Q17	4Q16	3Q16	2Q17	3Q16
Revenue:
Investment management fees:
Mutual funds	$332		$314	$299	$297	$309	6%	7%
Institutional clients	367		362	348	340	362	1	1
Wealth management	172		169	167	164	166	2	4
Investment management fees (a)	871		845	814	801	837	3	4
Performance fees	15		17	12	32	8	N/M	88
Investment management and performance fees	886		862	826	833	845	3	5
Distribution and servicing	51		53	52	48	49	(4)	4
Other (a)	(19)		(16)	(1)	(1)	(18)	N/M	N/M
Total fee and other revenue (a)	918		899	877	880	876	2	5
Net interest revenue	82		87	86	80	82	(6)	—
Total revenue	1,000		986	963	960	958	1	4
Provision for credit losses	(2)		—	3	6	—	N/M	N/M
Noninterest expense (ex. amortization of intangible assets)	687		683	668	672	680	1	1
Amortization of intangible assets	15		15	15	22	22	—	(32)
Total noninterest expense	702		698	683	694	702	1	—
Income before taxes	$300		$288	$277	$260	$256	4%	17%
Income before taxes (ex. amortization of intangible assets) – Non-GAAP	$315		$303	$292	$282	$278	4%	13%

Pre-tax operating margin	30%		29%	29%	27%	27%
Adjusted pre-tax operating margin – Non-GAAP (b)	35%		34%	34%	33%	33%

Changes in AUM (in billions): (c)
Beginning balance of AUM	$1,771		$1,727	$1,648	$1,715	$1,664
Net inflows (outflows):
Long-term strategies:
Equity	(2)		(2)	(4)	(5)	(6)
Fixed income	4		2	2	(1)	(1)
Liability-driven investments (d)	(2)		15	14	(7)	4
Multi-asset and alternative investments	3		1	2	3	7
Total long-term active strategies inflows (outflows)	3		16	14	(10)	4
Index	(3)		(13)	—	(1)	(3)
Total long-term strategies inflows (outflows)	—		3	14	(11)	1
Short term strategies:
Cash	10		11	13	(3)	(1)
Total net inflows (outflows)	10		14	27	(14)	—
Net market impact/other	17		1	41	(11)	80
Net currency impact	26		29	11	(42)	(29)
Ending balance of AUM	$1,824	(e)	$1,771	$1,727	$1,648	$1,715	3%	6%

AUM at period end, by product type: (c)
Equity	9%		9%	9%	9%	9%
Fixed income	11		11	11	11	11
Index	18		18	19	19	18
Liability-driven investments (d)	35		35	34	34	35
Multi-asset and alternative investments	11		11	11	11	11
Cash	16		16	16	16	16
Total AUM	100%	(e)	100%	100%	100%	100%

Average balances:
Average loans	$16,724		$16,560	$16,153	$15,673	$15,308	1%	9%
Average deposits	$12,374		$14,866	$15,781	$15,511	$15,600	(17)%	(21)%

(a)
Total fee and other revenue includes the impact of the consolidated investment management funds, net of noncontrolling interests. See page 25 for a breakdown of the revenue line items in the Investment Management business impacted by the consolidated investment management funds. Additionally, other revenue includes asset servicing, treasury services, foreign exchange and other trading revenue and investment and other income.

(b)
Excludes amortization of intangible assets, provision for credit losses and distribution and servicing expense. See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 22 for the reconciliation of this Non-GAAP measure.

(c)	Excludes securities lending cash management assets and assets managed in the Investment Services business.

(d)	Includes currency overlay assets under management.

(e)	Preliminary.
N/M – Not meaningful.

Page - 14

BNY Mellon 3Q17 Earnings Release

INVESTMENT MANAGEMENT KEY POINTS

•
Income before taxes totaled $300 million in 3Q17, an increase of 17% year-over-year and 4% sequentially. Income before taxes, excluding amortization of intangible assets (Non-GAAP), totaled $315 million in 3Q17, an increase of 13% year-over-year and 4% sequentially.

•	Pre-tax operating margin of 30% in 3Q17 increased 329 bps year-over-year and 75 bps sequentially.

•	Adjusted pre-tax operating margin (Non-GAAP) of 35% in 3Q17 increased 265 bps year-over-year and 90 bps sequentially.

•	Total revenue was $1.0 billion, an increase of 4% year-over-year and 1% sequentially, primarily reflecting higher investment management and performance fees.

•	41% non-U.S. revenue in 3Q17 and 40% in 3Q16.

•
Investment management fees increased 4% year-over-year and 3% sequentially, primarily reflecting higher equity market values and money market fees. The sequential increase also reflects the favorable impact of a weaker U.S. dollar.

•	Net long-term inflows of fixed income and multi-asset and alternative investments were offset by outflows of index, equity and liability-driven investments in 3Q17.

•	Net short-term inflows of $10 billion in 3Q17 were a result of increased distribution through our liquidity portals.

•	Other revenue declined year-over-year primarily reflecting higher payments to Investment Services related to higher money market fees.

•	Net interest revenue was unchanged year-over-year and decreased 6% sequentially. The sequential decrease primarily reflects lower average deposits.

•	Average loans increased 9% year-over-year and 1% sequentially.

•	Average deposits decreased 21% year-over-year and 17% sequentially.

•
Total noninterest expense (excluding amortization of intangible assets) increased 1% year-over-year, primarily reflecting higher other and distribution and servicing expenses, partially offset by lower severance expense. The 1% sequential increase primarily reflects higher distribution and servicing expense.

Page - 15

BNY Mellon 3Q17 Earnings Release

INVESTMENT SERVICES provides business and technology solutions to financial institutions, corporations, public funds and government agencies, including: asset servicing (custody, foreign exchange, fund services, broker-dealer services, securities finance, collateral and liquidity services), clearing services, issuer services (depositary receipts and corporate trust) and treasury services (global payments, trade finance and cash management).

(dollars in millions, unless otherwise noted)							3Q17 vs.
	3Q17		2Q17	1Q17	4Q16	3Q16	2Q17	3Q16
Revenue:
Investment services fees:
Asset servicing	$1,081		$1,061	$1,038	$1,043	$1,039	2%	4%
Clearing services	381		393	375	354	347	(3)	10
Issuer services	288		241	250	211	336	20	(14)
Treasury services	141		139	139	139	136	1	4
Total investment services fees	1,891		1,834	1,802	1,747	1,858	3	2
Foreign exchange and other trading revenue	154		145	153	157	177	6	(13)
Other (a)	142		136	129	128	148	4	(4)
Total fee and other revenue	2,187		2,115	2,084	2,032	2,183	3	—
Net interest revenue	777		761	707	713	715	2	9
Total revenue	2,964		2,876	2,791	2,745	2,898	3	2
Provision for credit losses	(2)		(3)	—	—	1	N/M	N/M
Noninterest expense (ex. amortization of intangible assets)	1,837		1,889	1,812	1,786	1,812	(3)	1
Amortization of intangible assets	37		38	37	38	39	(3)	(5)
Total noninterest expense	1,874		1,927	1,849	1,824	1,851	(3)	1
Income before taxes	$1,092		$952	$942	$921	$1,046	15%	4%
Income before taxes (ex. amortization of intangible assets) – Non-GAAP	$1,129		$990	$979	$959	$1,085	14%	4%

Pre-tax operating margin	37%		33%	34%	34%	36%
Adjusted pre-tax operating margin (ex. provision for credit losses and amortization of intangible assets) – Non-GAAP	38%		34%	35%	35%	37%

Investment services fees as a percentage of noninterest expense (ex. amortization of intangible assets)	103%		97%	99%	98%	103%

Securities lending revenue	$41		$42	$40	$44	$42	(2)%	(2)%

Metrics:
Average loans	$38,038		$40,931	$42,818	$45,832	$44,329	(7)%	(14)%
Average deposits	$198,299		$200,417	$197,690	$213,531	$220,316	(1)%	(10)%

AUC/A at period end (in trillions) (b)	$32.2	(c)	$31.1	$30.6	$29.9	$30.5	4%	6%
Market value of securities on loan at period end (in billions) (d)	$382		$336	$314	$296	$288	14%	33%

Asset servicing:
Estimated new business wins (AUC/A) (in billions)	$166	(c)	$152	$109	$141	$150

Clearing services:
Average active clearing accounts (U.S. platform) (in thousands)	6,203		6,159	6,058	5,960	5,942	1%	4%
Average long-term mutual fund assets (U.S. platform)	$500,998		$480,532	$460,977	$438,460	$443,112	4%	13%
Average investor margin loans (U.S. platform)	$8,886		$9,812	$10,740	$10,562	$10,834	(9)%	(18)%

Depositary Receipts:
Number of sponsored programs	938		1,025	1,050	1,062	1,094	(8)%	(14)%

Broker-Dealer:
Average tri-party repo balances (in billions)	$2,534		$2,498	$2,373	$2,307	$2,212	1%	15%

(a)	Other revenue includes investment management fees, financing-related fees, distribution and servicing revenue and investment and other income.

(b)
Includes the AUC/A of CIBC Mellon Global Securities Services Company (“CIBC Mellon”), a joint venture with the Canadian Imperial Bank of Commerce, of $1.3 trillion at Sept. 30, 2017 and $1.2 trillion at June 30, 2017, March 31, 2017, Dec. 31, 2016 and Sept. 30, 2016.

(c)	Preliminary.

(d)
Represents the total amount of securities on loan in our agency securities lending program managed by the Investment Services business. Excludes securities for which BNY Mellon acts as agent on behalf of CIBC Mellon clients, which totaled $68 billion at Sept. 30, 2017, $66 billion at June 30, 2017, $65 billion at March 31, 2017, $63 billion at Dec. 31, 2016 and $64 billion at Sept. 30, 2016.

N/M – Not meaningful.

Page - 16

BNY Mellon 3Q17 Earnings Release

INVESTMENT SERVICES KEY POINTS

•	Income before taxes totaled $1.09 billion in 3Q17. Income before taxes, excluding amortization of intangible assets (Non-GAAP), totaled $1.13 billion in 3Q17.

•	The pre-tax operating margin was 37% in 3Q17. The pre-tax operating margin, excluding the provision for credit losses and amortization of intangible assets (Non-GAAP), was 38% in 3Q17.

•	Investment services fees as a percentage of noninterest expense (excluding amortization of intangible assets) was 103% in 3Q17.

•	Investment services fees increased 2% year-over-year and 3% sequentially.

•
Asset servicing fees increased 4% year-over-year and 2% sequentially. The year-over-year increase primarily reflects higher equity market values and net new business, including growth in collateral management, partially offset by the impact of downsizing the retail UK transfer agency business. The sequential increase was primarily driven by the favorable impact of a weaker U.S. dollar and higher equity market values.

•
Clearing services fees increased 10% year-over-year primarily driven by higher money market fees and growth in long-term mutual fund assets. The 3% sequential decrease primarily reflects lower clearance volumes.

•
Issuer services fees decreased 14% year-over-year and increased 20% sequentially. The year-over-year decrease primarily reflects fewer corporate actions, lost business and lower fees due to a reduction in shares outstanding in certain Depositary Receipts programs, partially offset by higher Corporate Trust revenue. The sequential increase primarily reflects seasonality in Depositary Receipts revenue and higher Corporate Trust revenue.

•
Treasury services fees increased 4% year-over-year and 1% sequentially, primarily reflecting higher payment volumes, partially offset by higher compensating balance credits provided to clients, which reduce fee revenue and increase net interest revenue.

•
Foreign exchange and other trading revenue decreased 13% year-over-year and increased 6% sequentially. Year-over year, lower volatility and lower Depositary Receipt-related foreign exchange activity were partially offset by higher volumes. The sequential increase reflects higher volumes.

•
Other revenue decreased 4% year-over-year and increased 4% sequentially. The year-over-year results include termination fees related to the clearing services business recorded in 3Q16. Both comparisons reflect higher payments from Investment Management related to higher money market fees.

•
Net interest revenue increased 9% year-over-year primarily reflecting the impact of the higher interest rates, partially offset by lower deposits and loans. The 2% sequential increase primarily reflects higher rates.

•
Noninterest expense (excluding amortization of intangible assets) increased 1% year-over-year, primarily reflecting additional technology related-costs, partially offset by lower staff expense. The 3% sequential decrease primarily reflects lower consulting expense, volume-related clearing and sub-custodian expenses and lower business development.

Page - 17

BNY Mellon 3Q17 Earnings Release

OTHER SEGMENT primarily includes leasing operations, certain corporate treasury activities, derivatives, global markets, business exits and other corporate revenue and expense items.

(in millions)	3Q17	2Q17	1Q17	4Q16	3Q16
Revenue:
Fee and other revenue	$69	$113	$72	$42	$100
Net interest (expense) revenue	(20)	(22)	(1)	38	(23)
Total revenue	49	91	71	80	77
Provision for credit losses	(2)	(4)	(8)	1	(20)
Noninterest expense (ex. M&I and restructuring charges)	77	28	106	108	88
M&I and restructuring charges	—	—	1	2	—
Total noninterest expense	77	28	107	110	88
(Loss) income before taxes	$(26)	$67	$(28)	$(31)	$9
(Loss) income before taxes (ex. M&I and restructuring charges) – Non-GAAP	$(26)	$67	$(27)	$(29)	$9

Average loans and leases	$1,182	$1,302	$1,341	$2,142	$1,941

KEY POINTS

•
Total fee and other revenue decreased $31 million compared with 3Q16 and $44 million compared with 2Q17. The year-over-year decrease primarily reflects lower other income, driven by our investments in renewable energy, and lower asset-related and net securities gains. The sequential decrease primarily reflects lease-related gains recorded in 2Q17 and lower income from corporate/bank-owned life insurance, partially offset by higher net securities gains.

•	Net interest revenue increased $3 million compared with 3Q16 and $2 million compared with 2Q17, primarily reflecting higher interest rates.

•
Noninterest expense (excluding M&I and restructuring charges) decreased $11 million compared with 3Q16 and increased $49 million compared with 2Q17. The year-over-year decrease was primarily driven by lower litigation and other expenses. The sequential increase was primarily driven by higher staff expense resulting from a methodology change in 2Q17 for allocating employee benefits expense to the business segments with no impact to consolidated results. The sequential increase was partially offset by lower other and professional, legal and other purchased services expenses.

Page - 18

BNY Mellon 3Q17 Earnings Release

THE BANK OF NEW YORK MELLON CORPORATION
Condensed Consolidated Income Statement

(in millions)	Quarter ended			Year-to-date
	Sept. 30, 2017	June 30, 2017	Sept. 30, 2016	Sept. 30, 2017	Sept. 30, 2016

Fee and other revenue
Investment services fees:
Asset servicing	$1,105	$1,085	$1,067	$3,253	$3,176
Clearing services	383	394	349	1,153	1,049
Issuer services	288	241	337	780	815
Treasury services	141	140	137	420	407
Total investment services fees	1,917	1,860	1,890	5,606	5,447
Investment management and performance fees	901	879	860	2,622	2,502
Foreign exchange and other trading revenue	173	165	183	502	540
Financing-related fees	54	53	58	162	169
Distribution and servicing	40	41	43	122	125
Investment and other income	63	122	92	262	271
Total fee revenue	3,148	3,120	3,126	9,276	9,054
Net securities gains	19	—	24	29	65
Total fee and other revenue	3,167	3,120	3,150	9,305	9,119
Operations of consolidated investment management funds
Investment income	10	10	20	57	27
Interest of investment management fund note holders	—	—	3	4	6
Income from consolidated investment management funds	10	10	17	53	21
Net interest revenue
Interest revenue	1,151	1,052	874	3,163	2,647
Interest expense	312	226	100	706	340
Net interest revenue	839	826	774	2,457	2,307
Total revenue	4,016	3,956	3,941	11,815	11,447
Provision for credit losses	(6)	(7)	(19)	(18)	(18)
Noninterest expense
Staff	1,469	1,417	1,467	4,358	4,338
Professional, legal and other purchased services	305	319	292	936	860
Software and equipment	233	232	215	688	657
Net occupancy	141	139	143	416	437
Distribution and servicing	109	104	105	313	307
Sub-custodian	62	65	59	191	188
Bank assessment charges (a)	51	59	61	167	166
Business development	49	63	52	163	174
Other (a)	177	192	170	536	546
Amortization of intangible assets	52	53	61	157	177
M&I, litigation and restructuring charges	6	12	18	26	42
Total noninterest expense	2,654	2,655	2,643	7,951	7,892
Income
Income before income taxes	1,368	1,308	1,317	3,882	3,573
Provision for income taxes	348	332	324	949	897
Net income	1,020	976	993	2,933	2,676
Net (income) loss attributable to noncontrolling interests (includes $(3), $(3), $(9), $(24) and $(6) related to consolidated investment management funds, respectively)	(2)	(1)	(6)	(18)	1
Net income applicable to shareholders of The Bank of New York Mellon Corporation	1,018	975	987	2,915	2,677
Preferred stock dividends	(35)	(49)	(13)	(126)	(74)
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$983	$926	$974	$2,789	$2,603

(a)	In the first quarter of 2017, we began disclosing bank assessment charges on a quarterly basis. The bank assessment charges were previously included in other expense.

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BNY Mellon 3Q17 Earnings Release

THE BANK OF NEW YORK MELLON CORPORATION
Condensed Consolidated Income Statement - continued

Net income applicable to common shareholders of The Bank of New York Mellon Corporation used for the earnings per share calculation	Quarter ended			Year-to-date
	Sept. 30, 2017	June 30, 2017	Sept. 30, 2016	Sept. 30, 2017	Sept. 30, 2016
(in millions)
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$983	$926	$974	$2,789	$2,603
Less: Earnings allocated to participating securities (a)	8	13	15	35	39
Net income applicable to the common shareholders of The Bank of New York Mellon Corporation after required adjustments for the calculation of basic and diluted earnings per common share	$975	$913	$959	$2,754	$2,564

(a)
Beginning in 3Q17, vested stock awards to retirement eligible employees are included in common shares outstanding for earnings per share purposes. This change increased both average basic and average diluted shares outstanding by approximately 6 million and reduced earnings allocated to participating securities by $6 million for the quarter, which resulted in a de minimis impact to both basic and diluted earnings per share.

Average common shares and equivalents outstanding of The Bank of New York Mellon Corporation (a)	Quarter ended			Year-to-date
	Sept. 30, 2017	June 30, 2017	Sept. 30, 2016	Sept. 30, 2017	Sept. 30, 2016
(in thousands)
Basic	1,035,337	1,035,829	1,062,248	1,037,431	1,071,457
Diluted	1,041,138	1,041,879	1,067,682	1,043,585	1,077,150

(a)
Beginning in 3Q17, vested stock awards to retirement eligible employees are included in common shares outstanding for earnings per share purposes. This change increased both average basic and average diluted shares outstanding by approximately 6 million and reduced earnings allocated to participating securities by $6 million for the quarter, which resulted in a de minimis impact to both basic and diluted earnings per share.

Earnings per share applicable to the common shareholders of The Bank of New York Mellon Corporation	Quarter ended			Year-to-date
	Sept. 30, 2017	June 30, 2017	Sept. 30, 2016	Sept. 30, 2017	Sept. 30, 2016
(in dollars)
Basic	$0.94	$0.88	$0.90	$2.66	$2.39
Diluted	$0.94	$0.88	$0.90	$2.64	$2.38

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BNY Mellon 3Q17 Earnings Release

THE BANK OF NEW YORK MELLON CORPORATION
Consolidated Balance Sheet

(dollars in millions, except per share amounts)	Sept. 30, 2017	June 30, 2017	Dec. 31, 2016

Assets
Cash and due from:
Banks	$5,557	$4,725	$4,822
Interest-bearing deposits with the Federal Reserve and other central banks	75,808	74,130	58,041
Interest-bearing deposits with banks	15,256	13,601	15,086
Federal funds sold and securities purchased under resale agreements	27,883	27,440	25,801
Securities:
Held-to-maturity (fair value of $39,928, $40,862 and $40,669)	39,995	40,986	40,905
Available-for-sale	80,054	78,274	73,822
Total securities	120,049	119,260	114,727
Trading assets	4,666	5,279	5,733
Loans	59,068	61,673	64,458
Allowance for loan losses	(161)	(165)	(169)
Net loans	58,907	61,508	64,289
Premises and equipment	1,631	1,640	1,303
Accrued interest receivable	547	567	568
Goodwill	17,543	17,457	17,316
Intangible assets	3,461	3,506	3,598
Other assets	22,287	25,000	20,954
Subtotal assets of operations	353,595	354,113	332,238
Assets of consolidated investment management funds, at fair value	802	702	1,231
Total assets	$354,397	$354,815	$333,469
Liabilities
Deposits:
Noninterest-bearing (principally U.S. offices)	$80,380	$89,063	$78,342
Interest-bearing deposits in U.S. offices	46,023	48,798	52,049
Interest-bearing deposits in Non-U.S. offices	104,593	97,816	91,099
Total deposits	230,996	235,677	221,490
Federal funds purchased and securities sold under repurchase agreements	10,314	10,934	9,989
Trading liabilities	3,253	4,100	4,389
Payables to customers and broker-dealers	21,176	21,622	20,987
Commercial paper	2,501	876	—
Other borrowed funds	3,353	1,338	754
Accrued taxes and other expenses	6,070	5,670	5,867
Other liabilities (includes allowance for lending-related commitments of $104, $105 and $112)	7,195	6,379	5,635
Long-term debt	28,408	27,699	24,463
Subtotal liabilities of operations	313,266	314,295	293,574
Liabilities of consolidated investment management funds, at fair value	27	22	315
Total liabilities	313,293	314,317	293,889
Temporary equity
Redeemable noncontrolling interests	197	181	151
Permanent equity
Preferred stock – par value $0.01 per share; authorized 100,000,000 shares; issued 35,826, 35,826 and 35,826 shares	3,542	3,542	3,542
Common stock – par value $0.01 per share; authorized 3,500,000,000 shares; issued 1,352,363,932, 1,349,181,914 and 1,333,706,427 shares	14	13	13
Additional paid-in capital	26,588	26,432	25,962
Retained earnings	24,757	24,027	22,621
Accumulated other comprehensive loss, net of tax	(2,781)	(3,093)	(3,765)
Less: Treasury stock of 328,341,579, 316,025,713 and 286,218,126 common shares, at cost	(11,597)	(10,947)	(9,562)
Total The Bank of New York Mellon Corporation shareholders’ equity	40,523	39,974	38,811
Nonredeemable noncontrolling interests of consolidated investment management funds	384	343	618
Total permanent equity	40,907	40,317	39,429
Total liabilities, temporary equity and permanent equity	$354,397	$354,815	$333,469

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BNY Mellon 3Q17 Earnings Release

SUPPLEMENTAL INFORMATION – EXPLANATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

BNY Mellon has included in this Earnings Release certain Non-GAAP financial measures based on estimated fully phased-in CET1 and other risk-based capital ratios, the estimated fully phased-in SLR and tangible common shareholders’ equity. BNY Mellon believes that the CET1 and other risk-based capital ratios, on a fully phased-in basis, and the SLR, on a fully phased-in basis, are measures of capital strength that provide additional useful information to investors, supplementing the capital ratios which are, or were, required by regulatory authorities. The tangible common shareholders’ equity ratio, which excludes goodwill and intangible assets, net of deferred tax liabilities, includes changes in investment securities valuations which are reflected in total shareholders’ equity. In addition, this ratio is expressed as a percentage of the actual book value of assets. BNY Mellon believes that the return on tangible common equity measure is an additional useful measure for investors because it presents a measure of those assets that can generate income. BNY Mellon has provided a measure of tangible book value per common share, which it believes provides additional useful information as to the level of tangible assets in relation to shares of common stock outstanding.

BNY Mellon has presented revenue measures, which exclude the effect of noncontrolling interests related to consolidated investment management funds, and expense measures, which exclude amortization of intangible assets and M&I, litigation and restructuring charges.

Operating margin, operating leverage and return on equity measures, which exclude some or all of these items, as well as the recovery related to Sentinel, are also presented. Operating margin measures may also exclude the provision for credit losses and distribution and servicing expense. BNY Mellon believes that these measures are useful to investors because they permit a focus on period-to-period comparisons, which relate to the ability of BNY Mellon to enhance revenues and limit expenses in circumstances where such matters are within BNY Mellon’s control. M&I expenses primarily relate to acquisitions and generally continue for approximately three years after the transaction. Litigation charges represent accruals for loss contingencies that are both probable and reasonably estimable, but exclude standard business-related legal fees. Restructuring charges relate to our streamlining actions and Operational Excellence Initiatives. Excluding the charges mentioned above permits investors to view expenses on a basis consistent with how management views the business.

The presentation of income from consolidated investment management funds, net of net income attributable to noncontrolling interests related to the consolidation of certain investment management funds, permits investors to view revenue on a basis consistent with how management views the business. BNY Mellon believes that these presentations, as a supplement to GAAP information, give investors a clearer picture of the results of its primary businesses.

Each of these measures as described above is used by management to monitor financial performance, both on a company-wide and on a business-level basis.

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BNY Mellon 3Q17 Earnings Release

The following table presents the reconciliation of the pre-tax operating margin ratio.

Reconciliation of income before income taxes – pre-tax operating margin
(dollars in millions)	3Q17	2Q17	1Q17	4Q16	3Q16
Income before income taxes – GAAP	$1,368	$1,308	$1,206	$1,152	$1,317
Less: Net income attributable to noncontrolling interests of consolidated investment management funds	3	3	18	4	9
Add: Amortization of intangible assets	52	53	52	60	61
M&I, litigation and restructuring charges	6	12	8	7	18
Recovery related to Sentinel	—	—	—	—	(13)
Income before income taxes, as adjusted – Non-GAAP (a)	$1,423	$1,370	$1,248	$1,215	$1,374

Fee and other revenue – GAAP	$3,167	$3,120	$3,018	$2,954	$3,150
Income from consolidated investment management funds – GAAP	10	10	33	5	17
Net interest revenue – GAAP	839	826	792	831	774
Total revenue – GAAP	4,016	3,956	3,843	3,790	3,941
Less: Net income attributable to noncontrolling interests of consolidated investment management funds	3	3	18	4	9
Total revenue, as adjusted – Non-GAAP (a)	$4,013	$3,953	$3,825	$3,786	$3,932

Pre-tax operating margin – GAAP (b)(c)	34%	33%	31%	30%	33%
Adjusted pre-tax operating margin – Non-GAAP (a)(b)(c)	35%	35%	33%	32%	35%

(a)
Non-GAAP information for all periods presented excludes net income attributable to noncontrolling interests of consolidated investment management funds, amortization of intangible assets and M&I, litigation and restructuring charges. Non-GAAP information for 3Q16 also excludes a recovery of the previously impaired Sentinel loan.

(b)	Income before taxes divided by total revenue.

(c)
Our GAAP earnings include tax-advantaged investments such as low income housing, renewable energy, corporate/bank-owned life insurance and tax-exempt securities. The benefits of these investments are primarily reflected in tax expense. If reported on a tax-equivalent basis, these investments would increase revenue and income before taxes by $102 million for 3Q17, $106 million for 2Q17, $101 million for 1Q17, $92 million for 4Q16 and $74 million for 3Q16 and would increase our pre-tax operating margin by approximately 1.6% for 3Q17, 1.8% for 2Q17 and 1Q17, 1.7% for 4Q16 and 1.2% for 3Q16 .

The following table presents the reconciliation of the operating leverage.

Operating leverage				3Q17 vs.
(dollars in millions)	3Q17	2Q17	3Q16	2Q17		3Q16
Total revenue – GAAP	$4,016	$3,956	$3,941	1.52%		1.90%
Less: Net income attributable to noncontrolling interests of consolidated investment management funds	3	3	9
Total revenue, as adjusted – Non-GAAP	$4,013	$3,953	$3,932	1.52%		2.06%

Total noninterest expense – GAAP	$2,654	$2,655	$2,643	(0.04)%		0.42%
Less: Amortization of intangible assets	52	53	61
M&I, litigation and restructuring charges	6	12	18
Total noninterest expense, as adjusted – Non-GAAP	$2,596	$2,590	$2,564	0.23%		1.25%

Operating leverage – GAAP (a)				156	bps	148	bps
Adjusted operating leverage – Non-GAAP (a)(b)				129	bps	81	bps

(a)	Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense.

(b)
Non-GAAP operating leverage for all periods presented excludes net income attributable to noncontrolling interests of consolidated investment management funds, amortization of intangible assets and M&I, litigation and restructuring charges.

bps – basis points.

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BNY Mellon 3Q17 Earnings Release

The following table presents the reconciliation of the returns on common equity and tangible common equity.

Return on common equity and tangible common equity
(dollars in millions)	3Q17	2Q17	1Q17	4Q16	3Q16
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$983	$926	$880	$822	$974
Add: Amortization of intangible assets	52	53	52	60	61
Less: Tax impact of amortization of intangible assets	17	19	18	19	21
Adjusted net income applicable to common shareholders of The Bank of New York Mellon Corporation excluding amortization of intangible assets – Non-GAAP	1,018	960	914	863	1,014
Add: M&I, litigation and restructuring charges	6	12	8	7	18
Recovery related to Sentinel	—	—	—	—	(13)
Less: Tax impact of M&I, litigation and restructuring charges	—	3	2	3	5
Tax impact of recovery related to Sentinel	—	—	—	—	(5)
Adjusted net income applicable to common shareholders of The Bank of New York Mellon Corporation, as adjusted – Non-GAAP (a)	$1,024	$969	$920	$867	$1,019

Average common shareholders’ equity	$36,780	$35,862	$34,965	$35,171	$35,767
Less: Average goodwill	17,497	17,408	17,338	17,344	17,463
Average intangible assets	3,487	3,532	3,578	3,638	3,711
Add: Deferred tax liability – tax deductible goodwill (b)	1,561	1,542	1,518	1,497	1,477
Deferred tax liability – intangible assets (b)	1,092	1,095	1,100	1,105	1,116
Average tangible common shareholders’ equity – Non-GAAP	$18,449	$17,559	$16,667	$16,791	$17,186

Return on common equity – GAAP (c)	10.6%	10.4%	10.2%	9.3%	10.8%
Adjusted return on common equity – Non-GAAP (a)(c)	11.0%	10.8%	10.7%	9.8%	11.3%

Return on tangible common equity – Non-GAAP (c)	21.9%	21.9%	22.2%	20.4%	23.5%
Adjusted return on tangible common equity – Non-GAAP (a)(c)	22.0%	22.1%	22.4%	20.5%	23.6%

(a)
Non-GAAP information for all periods presented excludes amortization of intangible assets and M&I, litigation and restructuring charges. Non-GAAP information for 3Q16 also excludes a recovery of the previously impaired Sentinel loan.

(b)	Deferred tax liabilities are based on fully phased-in Basel III capital rules.

(c)	Quarterly returns are annualized.

The following table presents the reconciliation of the book value per common share.

Book value per common share	Sept. 30, 2017	June 30, 2017	March 31, 2017	Dec. 31, 2016	Sept. 30, 2016
(dollars in millions, unless otherwise noted)
BNY Mellon shareholders’ equity at period end – GAAP	$40,523	$39,974	$39,138	$38,811	$39,695
Less: Preferred stock	3,542	3,542	3,542	3,542	3,542
BNY Mellon common shareholders’ equity at period end – GAAP	36,981	36,432	35,596	35,269	36,153
Less: Goodwill	17,543	17,457	17,355	17,316	17,449
Intangible assets	3,461	3,506	3,549	3,598	3,671
Add: Deferred tax liability – tax deductible goodwill (a)	1,561	1,542	1,518	1,497	1,477
Deferred tax liability – intangible assets (a)	1,092	1,095	1,100	1,105	1,116
BNY Mellon tangible common shareholders’ equity at period end – Non-GAAP	$18,630	$18,106	$17,310	$16,957	$17,626

Period-end common shares outstanding (in thousands)	1,024,022	1,033,156	1,039,877	1,047,488	1,057,337

Book value per common share – GAAP	$36.11	$35.26	$34.23	$33.67	$34.19
Tangible book value per common share – Non-GAAP	$18.19	$17.53	$16.65	$16.19	$16.67

(a)	Deferred tax liabilities are based on fully phased-in Basel III capital rules.

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BNY Mellon 3Q17 Earnings Release

The following table presents income from consolidated investment management funds, net of noncontrolling interests.

Income from consolidated investment management funds, net of noncontrolling interests
(in millions)	3Q17	2Q17	1Q17	4Q16	3Q16
Income from consolidated investment management funds	$10	$10	$33	$5	$17
Less: Net income attributable to noncontrolling interests of consolidated investment management funds	3	3	18	4	9
Income from consolidated investment management funds, net of noncontrolling interests	$7	$7	$15	$1	$8

The following table presents the revenue line items in the Investment Management business impacted by the consolidated investment management funds.

Income (loss) from consolidated investment management funds, net of noncontrolling interests - Investment Management business
(in millions)	3Q17	2Q17	1Q17	4Q16	3Q16
Investment management fees	$1	$2	$2	$4	$2
Other (Investment income (loss))	6	5	13	(3)	6
Income from consolidated investment management funds, net of noncontrolling interests	$7	$7	$15	$1	$8

The following table presents the reconciliation of the pre-tax operating margin for the Investment Management business.

Pre-tax operating margin - Investment Management business
(dollars in millions)	3Q17	2Q17	1Q17	4Q16	3Q16
Income before income taxes – GAAP	$300	$288	$277	$260	$256
Add: Amortization of intangible assets	15	15	15	22	22
Provision for credit losses	(2)	—	3	6	—
Adjusted income before income taxes, excluding amortization of intangible assets and provision for credit losses – Non-GAAP	$313	$303	$295	$288	$278

Total revenue – GAAP	$1,000	$986	$963	$960	$958
Less: Distribution and servicing expense	110	104	101	98	104
Adjusted total revenue, net of distribution and servicing expense – Non-GAAP	$890	$882	$862	$862	$854

Pre-tax operating margin – GAAP (a)	30%	29%	29%	27%	27%
Adjusted pre-tax operating margin, excluding amortization of intangible assets, provision for credit losses and distribution and servicing expense – Non-GAAP (a)	35%	34%	34%	33%	33%
(a)    Income before taxes divided by total revenue.

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BNY Mellon 3Q17 Earnings Release

DIVIDENDS

Common – On Oct. 19, 2017, The Bank of New York Mellon Corporation declared a quarterly common stock dividend of $0.24 per share. This cash dividend is payable on Nov. 9, 2017 to shareholders of record as of the close of business on Oct. 31, 2017.

Preferred – On Oct. 19, 2017, The Bank of New York Mellon Corporation declared the following dividends for the noncumulative perpetual preferred stock, liquidation preference $100,000 per share, for the dividend period ending in December 2017, in each case payable on Dec. 20, 2017 to holders of record as of the close of business on Dec. 5, 2017:

•
$1,011.11 per share on the Series A Preferred Stock (equivalent to $10.1111 per Normal Preferred Capital Security of Mellon Capital IV, each representing a 1/100th interest in a share of the Series A Preferred Stock);

•	$1,300.00 per share on the Series C Preferred Stock (equivalent to $0.3250 per depositary share, each representing a 1/4,000th interest in a share of the Series C Preferred Stock);

•	$2,250.00 per share on the Series D Preferred Stock (equivalent to $22.5000 per depositary share, each representing a 1/100th interest in a share of the Series D Preferred Stock); and

•	$2,475.00 per share on the Series E Preferred Stock (equivalent to $24.7500 per depositary share, each representing a 1/100th interest in a share of the Series E Preferred Stock).

CAUTIONARY STATEMENT

A number of statements (i) in this Earnings Release, (ii) in our presentations and (iii) in the responses to questions on our conference call discussing our quarterly results and other public events may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 including our estimated capital ratios and expectations relating to those ratios, preliminary business metrics and statements regarding our goals, growth, investments and focus. These statements may be expressed in a variety of ways, including the use of future or present tense language. Words such as “estimate,” “forecast,” “project,” “anticipate,” “likely,” “target,” “expect,” “intend,” “continue,” “seek,” “believe,” “plan,” “goal,” “could,” “should,” “may,” “will,” “strategy,” “opportunities,” “trends” and words of similar meaning signify forward-looking statements. These statements and other forward-looking statements contained in other public disclosures of The Bank of New York Mellon Corporation which make reference to the cautionary factors described in this Earnings Release are based upon current beliefs and expectations and are subject to significant risks and uncertainties (some of which are beyond BNY Mellon’s control). Actual results may differ materially from those expressed or implied as a result of these risks and uncertainties, including, but not limited to, the risk factors and other uncertainties set forth in BNY Mellon’s Annual Report on Form 10-K for the year ended Dec. 31, 2016, the Quarterly Reports on Form 10-Q for the periods ended March 31, 2017 and June 30, 2017 and BNY Mellon’s other filings with the Securities and Exchange Commission. All forward-looking statements in this Earnings Release speak only as of Oct. 19, 2017, and BNY Mellon undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

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BNY Mellon 3Q17 Earnings Release

ABOUT BNY MELLON

BNY Mellon is a global investments company dedicated to helping its clients manage and service their financial assets throughout the investment lifecycle. Whether providing financial services for institutions, corporations or individual investors, BNY Mellon delivers informed investment management and investment services in 35 countries and more than 100 markets. As of Sept. 30, 2017, BNY Mellon had $32.2 trillion in assets under custody and/or administration, and $1.8 trillion in assets under management. BNY Mellon can act as a single point of contact for clients looking to create, trade, hold, manage, service, distribute or restructure investments. BNY Mellon is the corporate brand of The Bank of New York Mellon Corporation (NYSE: BK). Additional information is available on www.bnymellon.com. Follow us on Twitter @BNYMellon or visit our newsroom at www.bnymellon.com/newsroom for the latest company news.

CONFERENCE CALL INFORMATION

Charles W. Scharf, chief executive officer, and Thomas P. Gibbons, vice chairman and chief financial officer, along with other members of the executive management team from BNY Mellon, will host a conference call and simultaneous live audio webcast at 8:00 a.m. EDT on Oct. 19, 2017. This conference call and audio webcast will include forward-looking statements and may include other material information.

Investors and analysts wishing to access the conference call and audio webcast may do so by dialing (800) 390-5696 (U.S.) or (719) 325-2110 (International), and using the passcode: 445371, or by logging on to www.bnymellon.com/investorrelations. Earnings materials will be available at www.bnymellon.com/investorrelations beginning at approximately 6:30 a.m. EDT on Oct. 19, 2017. Replays of the conference call and audio webcast will be available beginning Oct. 19, 2017 at approximately 2 p.m. EDT through Nov. 19, 2017 by dialing (888) 203-1112 (U.S.) or (719) 457-0820 (International), and using the passcode: 6203153. The archived version of the conference call and audio webcast will also be available at www.bnymellon.com/investorrelations for the same time period.

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